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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Proteon, Inc. on Forms S-8 (File No. 33-85524 and File No. 333-31055) of our reports dated February 11, 1998, on our audits of the consolidated financial statements and financial statement schedule of Proteon, Inc. as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                             /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 30, 1998